Exhibit 99.1

COMPUMED, INC. ANNOUNCES NEW CALIFORNIA STATEWIDE CONTRACT FOR ECG SERVICES

Company Wins California Department of Corrections Contract; Expands Network of Sites Using its ECG Services

LOS ANGELES -- October 8, 2007 -- CompuMed, Inc. (CMPD.OB) – which operates one of the largest networks of tele-cardiology systems for remote analytics -- today announced that it has been awarded a contract by the California Department of Corrections (CDC) to provide ECG services and cardiology over-reads for correctional facilities statewide.

Under the agreement, CompuMed will provide its CardioGram ECG machines and over-read services, which will link CDC facilities with CompuMed’s network of cardiologists.  This will enable the CDC to cost effectively provide a high standard of care to its patients, with minimal impact to workflow and without requiring patients to be transported to outside facilities.

"The quality of care provided by correctional facilities is a burning issue for healthcare providers,” said CompuMed CEO Maurizio Vecchione.  “CompuMed is in a position to help correctional facilities provide the highest standard of care when it comes to cardiology services, while at the same time reducing their liability significantly.  The CDC contract provides us with a platform for expanding our installed base in California and follows an upgrade of our service platform that included an expansion of our cardiology provider network and improved quality of service.”

CompuMed’s CardioGram system reduces healthcare costs significantly by providing remote cardiac screening at the point of care.  Key advantages include a feature that automatically sends ECG results to a trained cardiologist for an over-read when the results are abnormal, as well as the ability to store data for Electronic Medical Records purposes.

About CompuMed:

CompuMed, Inc. (OTCBB: CMPD) develops and markets products and services that combine advanced imaging with medical informatics. Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases.  The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs. CompuMed's core products, the OsteoGram® and CardioGram(TM), are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a non-invasive diagnostic system that has been proven by many clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms and is used by private practice, as well as government and corporate healthcare providers nationwide.  The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist.  CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners. Visit CompuMed on-line at www.compumed.net.

Statements contained in this press release that are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. All such forward-looking statements are expressly qualified by these cautionary statements. The Company  expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

Contact:  Susan Tellem

Tellem Worldwide, Inc.

310-479-6111 x1

stellem@tellem.com